Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of September 26, 2014 by and between THE BANK OF NEW YORK MELLON (“Seller”) and MIP ONE WALL STREET ACQUISITION LLC (“Buyer”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of May 20, 2014 (the “PSA”) with respect to, inter alia, certain real property located at and commonly known as 1-7 Wall Street a/k/a 80 Broadway, New York, New York; and
WHEREAS, Seller and Buyer desire to amend the PSA in the manner hereinafter provided.
NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, the PSA is hereby amended, and Seller and Buyer covenant and agree, as follows:
1.Defined Terms. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings ascribed to them in the PSA.
2.    Transferred FF&E. In addition to the Personalty, at the Closing, Seller agrees to transfer to Buyer, and Buyer agrees to accept from Seller, pursuant to the Bill of Sale attached hereto as Exhibit A, all of Seller’s right, title and interest in and to the Transferred FF&E. The term “Transferred FF&E” shall mean all furniture, furnishings, trade fixtures and other personal property now owned by Seller and located in the Building, other than (a) Seller’s artwork, (b) Seller’s computers, printers, telephones, facsimile machines and other technology assets, (c) Seller’s files, documents and software, (d) the Personalty, and (e) Seller’s furniture, furnishings, trade fixtures and other personal property currently located in the following areas of the Building: (i) the portion of the “A” Level of the Building currently used as a health center; (ii) the portion of the New Street Level of the Building, and the portion of the 11th floor of the Building, currently used as conference centers; (iii) the portion of the New Street Level of the Building currently used as the “Usability Lab”; (iv) the portion of the 30th floor of the Building currently occupied by Seller’s “BK University”; (v) the entire 10th floor of the Building; and (vi) the entire ground floor of the Building (other than the portion of the ground floor of the Building leased by Seller to JPMorgan Chase Bank, National Association, pursuant to the Chase Lease). For the avoidance of doubt, the Transferred FF&E does not include any personal property owned or leased by Tenants or other third parties. Seller makes no warranties or representations whatsoever, including, without limitation, with respect to quality, fitness or merchantability of the Transferred FF&E (except that Seller hereby represents to Buyer that the Transferred FF&E will be transferred by Seller to Buyer at the Closing free and clear of all liens and encumbrances); the Transferred FF&E shall be transferred “AS IS” and, except as otherwise expressly provided in Section 4 of this Amendment, such transfer shall be made without recourse to Seller.
3.    Bill of Sale. The Bill of Sale attached as Exhibit K to the PSA shall be deleted and replaced with the Bill of Sale attached hereto as Exhibit A.

4.    Sales Tax. Any sales tax, if any, payable in respect of the Transferred FF&E shall be the sole responsibility of Seller and Seller agrees to indemnify Buyer from and against any loss, cost, liability or expense (including, but not limited to interest or penalties) Buyer may incur in connection with any sales tax and any other tax due thereon. The provisions of this Section 4 shall survive the Closing.
5.    Seller’s Lease. The Seller’s Lease attached as Exhibit E to the PSA shall be amended as follows:
(a)    Section 1.01 of the Seller’s Lease is deleted and replaced with the following Section:
“Section 1.01        Simultaneously with the execution and delivery of this Lease and pursuant to a Purchase and Sale Agreement dated May 20, 2014 (as amended, the “PSA”), Tenant has conveyed to Landlord the Demised Premises (as hereinafter defined) and, as a condition of such conveyance, Landlord is obligated to lease the Demised Premises to Tenant. Accordingly, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the entire building (the “Building”) known as 1-7 Wall Street (a/k/a 80 Broadway), New York, New York, and the land on which it is located, the legal description of which is set forth on Exhibit A annexed hereto (the “Land”; together with the Building hereinafter collectively called the “Demised Premises”), upon and subject to the terms, covenants and conditions hereinafter set forth. In addition, during the Term (as such term is defined in Article 2 hereof), Tenant may continue to use (i) all of the Personalty (as defined in the PSA) and (ii) all of the Transferred FF&E (as defined in the PSA). The parties hereby acknowledge and agree that Tenant shall not be charged for its use of the Personalty and/or the Transferred FF&E during the Term as the consideration for such use is included in the Fixed Rent (as hereinafter defined). For the avoidance of doubt, Landlord makes no warranties or representations whatsoever, including, without limitation, with respect to quality, fitness or merchantability of the Transferred FF&E, which is being made available to Tenant on an “AS IS” and “WHERE IS” basis. Tenant shall be solely responsible for any repairs, replacements and damage in connection with the Transferred FF&E, and Tenant shall indemnify Landlord for all out-of-pocket costs and expenses incurred by Landlord in connection with the Transferred FF&E.”
(b)    The defined term “Personal Property”, initially set forth in Section 5.04 of the Seller’s Lease, shall be renamed and replaced in each instance where it appears in the Seller’s Lease with “Tenant’s Retained Personal Property”.
(c)    Section 5.04 of the Seller’s Lease is deleted and replaced with the following Section:
“Section 5.04        All Work made by or on behalf of Tenant in and to the Demised Premises shall remain the property of Tenant for the duration of the Term but upon the expiration date or earlier termination of this Lease, shall become Landlord’s property and shall be surrendered at the expiration or sooner termination of the Term, in good condition (wear and tear and casualty excepted), subject to the provisions of Article 27 of this Lease. All of Tenant’s trade fixtures, furniture, equipment and other personal property (“Tenant’s Retained Personal Property”), as distinguished from the Transferred FF&E, shall at all times remain the property of Tenant.”

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(d)    Section 7.01 of the Seller’s Lease is deleted and replaced with the following Section:
“Section 7.01        Except as set forth in Section 7.02, Tenant, at its sole cost and expense, shall take good care of the Demised Premises, the sidewalks and vaults, if any, adjacent thereto (including keeping the sidewalks and curbs free from snow and ice) and the fixtures, systems, equipment and appurtenances therein and make all non-structural repairs thereto in compliance with all Governmental Requirements as and when needed to preserve them in good working order and condition. Subject to the provisions of Section 10.03 of this Lease, all damage or injury to the Demised Premises or to any building equipment caused by Tenant moving property (including, without limitation, Tenant’s Retained Personal Property and the Transferred FF&E) in or out of the Demised Premises or by installation or removal of Tenant’s equipment and/or furniture or resulting from negligence or improper conduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant’s expense. All repairs shall be done in a good and workmanlike manner and in compliance with the terms and conditions of Article 5 hereof.
(e)    Section 27.01 of the Seller’s Lease is deleted and replaced with the following Section:
“Section 27.01        Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Demised Premises, free and clear of all lettings, occupancies (except for the Existing Tenants under the Existing Leases), liens and encumbrances caused by Tenant, in good order and condition, ordinary wear and tear and damage by fire or other casualty or the elements excepted, shall comply with its obligations under Section 5.04 of this Lease, and shall remove from the Demised Premises (i) all of Tenant’s Retained Personal Property and (ii) all of the Transferred FF&E. Notwithstanding the foregoing, upon Landlord’s request given simultaneously with Landlord’s approval of the plans and specifications for any structural Work that Tenant may wish to perform during the Term, Landlord may require Tenant to remove such structural Work and restore the area of the Demised Premises to its condition existing immediately prior to the performance of such structural Work, but only to the extent Landlord’s cost of the demolition of the portion of the Demised Premises affected by such structural Work would materially exceed the demolition cost that Landlord would have occurred if such structural Work had not been performed by Tenant. Tenant’s obligation to observe or perform its obligations under this Article 27 shall survive the expiration or other termination of the Term.”
(f)    Section 34.01 of the Seller’s Lease is deleted and replaced with the following Section:
“ARTICLE 34
Tenant’s Retained Personal Property
Section 34.01        All of Tenant’s Retained Personal Property (as defined in Section 5.04), as distinguished from the Transferred FF&E, shall at all times remain the property of Tenant and Tenant may remove and/or replace the same at any time during or upon the expiration of the Term of this Lease. Landlord waives all rights to any Landlord’s lien upon or security interest in Tenant’s Retained Personal Property situated on or relating to the Demised Premises, whether contractual, statutory or otherwise.”

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6.    No Oral Modification. This Amendment may not be changed or terminated orally, but only by an agreement in writing signed by Seller and Buyer.
7.    Ratification. Except as modified by this Amendment, the provisions of the PSA are confirmed and approved and shall continue in full force and effect.
8.    Governing Law. This Amendment shall be governed by and construed in accordance with New York law, without regard to conflicts of law principles.
9.    Counterparts; PDF. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Electronic (PDF) signatures on this Amendment transmitted by email confirmed as received by a party shall be binding and effective for all purposes as if original signature pages were delivered by the parties.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER

THE BANK OF NEW YORK MELLON
/s/ Carol Britton
By:
Carol Britton
Managing Director

BUYER:

MIP ONE WALL STREET ACQUISITION LLC
/s/ Bruce Kimmelman
By:
Bruce Kimmelman
Authorized Person

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EXHIBIT A
BILL OF SALE
THIS BILL OF SALE is made and executed as of the ___ day of September, 2014 from THE BANK OF NEW YORK MELLON (“Seller”), to MIP ONE WALL STREET ACQUISITION LLC, a Delaware limited liability company (“Buyer”).
FOR AND IN CONSIDERATION of the sum of Ten Dollars and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller does hereby bargain, sell, convey, deliver, assign, transfer, set over and grant to Buyer, and to its successors and assigns, all right, title and interest of Seller in and to any and all of (i) the Personalty and (ii) the Transferred FF&E. The Personalty and the Transferred FF&E are hereinafter referred to collectively as the “Transferred Personal Property”.
Title to all the Transferred Personal Property shall pass to Buyer upon delivery of this Bill of Sale. Any sales tax, if any, payable in respect of the Personalty shall be the sole responsibility of Buyer and Buyer agrees to indemnify Seller from and against any loss, cost or expense (including, but not limited to interest or penalties) Seller may incur in connection with any sales tax due thereon. Any sales tax, if any, payable in respect of the Transferred FF&E shall be the sole responsibility of Seller and Seller agrees to indemnify Buyer from and against any loss, cost or expense (including, but not limited to interest or penalties) Buyer may incur in connection with any sales tax due thereon.
Other than as may be contained in the Purchase and Sale Agreement dated as of May 20, 2014 between Buyer and Seller (as amended, the “Purchase Agreement”), Seller makes no warranties or representations whatsoever, including, without limitation, with respect to quality, fitness or merchantability of the Transferred Personal Property; the Transferred Personal Property is being transferred “AS IS” and, except as otherwise expressly provided in the last sentence of the immediately preceding paragraph, this Bill of Sale is made without recourse to Seller. All capitalized terms used and not defined in this Bill of Sale shall have the meanings ascribed to them in the Purchase Agreement.
This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[end of agreement; signatures follow on the next page]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first written above.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Accepted:

MIP ONE WALL STREET ACQUISITION LLC
a Delaware limited liability company

By:
Name:
Title:

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